                                                                  EXHIBIT (C)(2)

                             STOCKHOLDER AGREEMENT

     AGREEMENT, dated December 11, 1997, among Voith Sulzer Paper Technology North America Inc., a Delaware corporation ("Parent"), Voith Sulzer Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and Elsag International N.V. (the "Stockholder").

                             W I T N E S S E T H :

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and Impact Systems, Inc., a California corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger"); and

     WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the announcement of the execution of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at the Offer Price all outstanding shares of Common Stock (each as defined in Section 1 hereof), including all of the Securities (as defined in Section 2 hereof) beneficially owned by the Stockholder; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Definitions. For purposes of this Agreement:

     (a) "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person (as hereinafter defined) shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

     (b) "Common Stock" shall mean the Common Stock, no par value, of the Company.

     (c) "Offer Price" shall mean cash in the amount of $2.75 per share of Common Stock or, if greater, the price per share paid by the Purchaser in the Offer.

     (d) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     (e) Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

     2. Tender of Shares.

     (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Stockholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to Section 1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite the Stockholder's name on Schedule I hereto (the "Existing Securities", and together with any shares of Common Stock acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, exercise of options or other rights to acquire Common Stock or in any other way, the "Securities"), all of which are Beneficially Owned by the Stockholder. The Stockholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Securities in the Offer, including the Securities Beneficially Owned by the Stockholder, is subject to the terms and conditions of the Offer.

     (b) The Stockholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a right to review and comment on such disclosure a reasonable time before it is publicly disclosed.

     3. Option.

     (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Stockholder hereby grants to Purchaser an irrevocable option (a "Securities Option") to purchase the Securities (the "Option Securities") at the Offer Price (the "Purchase Price"). If (i) the Merger Agreement is terminated in accordance with Section 8.01(c), 8.01(e)(ii), 8.01(f) or 8.01(g) thereof, or
(ii) the Merger Agreement is terminated in accordance with Section 8.01(b)(ii) thereof and (x) the Stockholder shall have breached the agreements set forth in
Section 2(a) hereof or (y) at the time of such termination the Minimum Condition shall not have been satisfied, the Securities Option shall, in any such case, become exercisable, in whole but not in part, upon the first to occur of any such event and remain exercisable in whole but not in part until the date which is 90 days after the date of the occurrence of such event (the "90 Day Period"), so long as: (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), required for the purchase of the Securities upon such exercise shall have expired or been waived and any other conditions under the other Antitrust Laws shall have been satisfied and
(ii) there shall not be in effect any preliminary injunction or other order issued by any Governmental Entity prohibiting the exercise of the Securities Option pursuant to this Agreement; provided that if (i) all HSR Act waiting periods shall not have expired or been waived or the conditions under the other Antitrust Laws shall not have been satisfied or (ii) there shall be in effect any such injunction or order, in each case on the expiration of the 90 Day Period, the 90 Day Period shall be extended until five (5) business days after the later of (A) the later of the date of expiration or waiver of all HSR Act waiting periods or the date on which the applicable conditions under the other Antitrust Laws have been satisfied, and (B) the date of removal or lifting of such injunction or order. In the event that the Purchaser wishes to exercise the Securities Option, the Purchaser shall send a written notice (the "Notice") to the Stockholder identifying the place and date (not less than two (2) nor more than ten (10) business days from the date of the Notice) for the closing of such purchase.

     (b) In the event the Option Securities are acquired by the Purchaser pursuant to the exercise of the Securities Option (the "Acquired Securities"), the Stockholder shall be entitled to receive, and the Purchaser shall promptly pay to the Stockholder, upon any subsequent disposition, transfer or sale ("Sale") of the Acquired Securities during the term of this Agreement an amount per share in cash equal to 50% of the difference between the net proceeds received per share in the Sale and the Purchase Price. The Purchaser shall only effect any Sale in an arms' length bona fide transaction to an unaffiliated third party.

     4. Additional Agreements.

     (a) Voting Agreement. The Stockholder shall, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) all Securities then held of record or Beneficially Owned by the Stockholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the Stock Option Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, the Stock Option Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any proposal relating to an Acquisition Transaction and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Stock Option Agreement or which would result in any of the conditions set forth in Annex I to the Merger Agreement or set forth in Article VII of the Merger Agreement not being fulfilled.

     (b) No Inconsistent Arrangements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge (other than a pledge which does not impair the Stockholder's ability to perform under this Agreement) or other disposition), or consent to any transfer of, any or all of the Securities or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Securities, (iv) deposit the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or the Stock Option Agreement (including, without limitation, any action that would cause the Merger to be subject to Section 1101 of the GCL).

     (c) Grant of Irrevocable Proxy; Appointment or Proxy.

          (i) The Stockholder hereby irrevocably grants to, and appoints, Parent and Ray Hall and Paul Bouthilet, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the various transactions contemplated by the Merger Agreement and the Stock Option Agreement (the "Transactions") and against any proposal relating to an Acquisition Transaction.

          (ii) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

          (iii) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705 of the GCL. A legend reflecting the foregoing irrevocable proxy shall be placed on the certificate or certificate representing the Securities.

     (d) No Solicitation. The Stockholder hereby agrees, in the capacity as a stockholder of the Company, that neither the Stockholder nor any affiliates, representatives or agents shall (and, if the Stockholder is a corporation, partnership, trust or other entity, the Stockholder shall cause its officers, directors, partners, and employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their respective affiliates or representatives) concerning any proposal relating to an Acquisition Transaction. The Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposal relating to an Acquisition Transaction. The Stockholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Stockholder in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such Acquisition Transaction. Any action taken by the Company or any member of the Board of Directors of the Company in accordance with Section 6.07 of the Merger Agreement shall be deemed not to violate this Section 4(d).

     (e) Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     (f) Waiver of Appraisal Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

     5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Purchaser as follows:

     (a) Ownership of Securities. The Stockholder is the record and Beneficial Owner of the Existing Securities, as set forth on Schedule I. On the date hereof, the Existing Securities constitute all of the Securities owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. The Stockholder has the power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

     (c) No Conflicts. Except for filings under the HSR Act, other applicable Antitrust Laws and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby and the compliance by the Stockholder with the provisions hereof and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of such Stockholder to perform such Stockholder's obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of such Stockholder's properties or assets.

     (d) No Liens. Except as permitted by this Agreement, the Existing Securities and the certificates representing such securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Liens or proxies arising hereunder.

     (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

     (f) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

     6. Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby represents and warrants to the Stockholder as follows:

     (a) Power; Binding Agreement. Parent and the Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     (b) No Conflicts. Except for filings under the HSR Act, other applicable Antitrust Laws and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and the compliance by Parent and the Purchaser with the provisions hereof and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of Parent or the Purchaser to perform their respective obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

     7. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     8. Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any and all of the Securities may be changed or exchanged.

     9. Termination. The covenants, agreements and proxy contained herein with respect to the Securities shall terminate upon the earlier of (a) the Effective Time, (b) the first anniversary of the date hereof, or (c) the termination of the Merger Agreement pursuant to Section 8.01(a), 8.01(b)(i), 8.01(b)(iii), 8.01(d) or 8.01(e)(i) thereof.

     10. No Limitation. Nothing in this Agreement shall be construed to prohibit any officer or affiliate of the Stockholder who is or has designated a member of the Board of Directors of the Company from taking any action solely in his capacity as a member of the Board of Directors of the Company or from exercising his fiduciary duties as a member of such Board of Directors.

     11. Miscellaneous.

     (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or beneficial ownership of the Securities shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

     (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Stockholder or Parent and the Purchaser, as the case may be, provided that Parent or the Purchaser may assign, in its respective sole discretion, its rights and obligations hereunder to any direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to the Stockholder:

         c/o Elsag Bailey International N.V.
             29801 Euclid Avenue
             Wyckliffe, Ohio 44092

         Attention: Mark Santo
         Telephone No.: (216) 585-8651
         Telecopy No.: (216) 585-8821

         Copy to:

         Fenwick & West LLP
         Two Palo Alto Square
         Palo Alto, California 94304

         Attention: David K. Michaels
         Telephone No.: (415) 494-0600
         Telecopy No.: (415) 494-1417

         If to Parent
         or the Purchaser:

         Voith Sulzer Paper Technology North America Inc.
         2200 N. Roemer Road
         Appleton, Wisconsin 54913
         Attention: Paul Bouthilet
         Telephone No.: (920) 731-0769
         Telecopy No.: (920) 731-7409

         Copy to:

         Foley & Lardner
         777 East Wisconsin Avenue
         Milwaukee, Wisconsin 53202
         Attention: Ralf R. Boer
         Telephone No.: (414) 271-2400
         Telecopy No.: (414) 297-4900

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Purchaser shall be deemed to be the owner, nor shall Parent or the Purchaser have the power to vote for the election of directors, with respect to some or all of the Securities for purposes of the California General Corporation Law until the purchase of, and payment for, such Securities is actually consummated. The rights of Parent and the Purchaser hereunder shall be limited as provided in the preceding sentence.

     (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) No Waiver. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

     (l) Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.

     (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          VOITH SULZER PAPER TECHNOLOGY
                                          NORTH AMERICA INC.

                                          By: /s/ R. RAY HALL

                                            ------------------------------------
                                            Name: R. Ray Hall
                                            Title: Executive Vice President

                                          By: /s/ PAUL BOUTHILET

                                            ------------------------------------
                                            Name: Paul Bouthilet
                                            Title: Secretary

                                          VOITH SULZER ACQUISITION CORP.

                                          By: /s/ R. RAY HALL

                                            ------------------------------------
                                            Name: R. Ray Hall
                                            Title: President

                                          By: /s/ PAUL BOUTHILET

                                            ------------------------------------
                                            Name: Paul Bouthilet
                                            Title: Secretary

                                          ELSAG INTERNATIONAL N.V.

                                          By: /s/ MARK V. SANTO

                                            ------------------------------------
                                            Name: Mark V. Santo
                                            Title: Group VP

                                   SCHEDULE I

                                                                                NUMBER OF SHARES
                                                                                OF COMMON STOCK
                            NAME OF STOCKHOLDER                                BENEFICIALLY OWNED
----------------------------------------------------------------------------   ------------------
Elsag International N.V. ...................................................        2,378,900